EXHIBIT 10.12
                              EMPLOYMENT AGREEMENT
                              --------------------

         This Employment Agreement (this "Agreement") is made and entered into as of the 17th day of August, 1999, between Concentra Managed Care, Inc., a Delaware corporation (the "Company"), and Richard A. Parr II ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive desires to continue as Executive Vice President, General Counsel, and Secretary of the Company and to remain an integral part of its management who participates in the decision-making process relative to short and long-term planning and policy for the Company; and

         WHEREAS, it is the desire of the Board of Directors of the Company (the "Board of Directors") to assure itself of the management services of Executive by directly engaging Executive as an officer of the Company and its subsidiaries and affiliates; and

         WHEREAS, Executive is desirous of committing himself to serve the Company on the terms herein provided.

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

         1. EMPLOYMENT AND TERM. The Company hereby agrees to employ Executive as its Executive Vice President, General Counsel, and Secretary, and Executive hereby agrees to accept such employment, on the terms and conditions set forth herein, for the period commencing on the date of the effectiveness of this Agreement pursuant to Section 14 hereof (the "Effective Date") and expiring as of 11:59 p.m. on the second anniversary of the Effective Date (unless sooner terminated as hereinafter set forth) (the "Term"); PROVIDED, HOWEVER, that commencing on such second anniversary date, and each anniversary of the date hereof thereafter, the Term of this Agreement shall automatically be extended for one additional year unless at least thirty (30) days prior to each such anniversary date, the Company or Executive shall have given notice that it or he, as applicable, does not wish to extend this Agreement.

         2.       DUTIES AND RESTRICTIONS.

                  (a) DUTIES AS EMPLOYEE OF THE COMPANY. Executive shall, subject to the supervision of the Company's Chief Executive Officer, serve as the Company's Executive Vice President, General Counsel, and Secretary, with all such powers as may be set forth in the Company's Bylaws with respect to, and/or are reasonably incident to, such officerships.

                  (b) OTHER DUTIES. Executive agrees to serve as requested by the Company as a director of the Company's subsidiaries and affiliates and in one or more executive offices of any of the Company's subsidiaries and affiliates; PROVIDED, that the Company indemnifies Executive

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for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that he shall not be entitled to receive any compensation for serving in any capacities of the Company's subsidiaries and affiliates other than the compensation to be paid to Executive by the Company pursuant to this Agreement.

                  (c) NONCOMPETITION. Executive agrees that he will not, for a period of one year following the termination of his employment with the Company,
(1) solicit the employment of, endeavor to entice away from the Company or its subsidiaries or affiliates or otherwise interfere with any person who was an employee of or consultant to the Company or any of its subsidiaries or affiliates during the one year period preceding such termination, or (2) be employed by, associated with, or have any interest in, directly or indirectly
(whether as principal, director, officer, employee, consultant, partner, stockholder, trustee, manager, or otherwise), any occupational healthcare company or managed care company which has a principal line of business that is directly competitive with the Company or its subsidiaries or affiliates in any geographical area in which the Company or its subsidiaries or affiliates engage in business at the time of such termination or in which any of them, prior to termination of Executive's employment, evidenced in writing its intention to engage in business. Notwithstanding the foregoing, Executive shall not be prohibited from owning five percent or less of the outstanding equity securities of any entity whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market.

                  (d) CONFIDENTIALITY. Executive shall not, directly or indirectly, at any time during or following the termination of his employment with the Company, reveal, divulge, or make known to any person or entity, or use for Executive's personal benefit (including, without limitation, for the purpose of soliciting business, whether or not competitive with any business of the Company or any of its subsidiaries or affiliates), any information acquired during the course of employment hereunder with regard to the financial, business, or other affairs of the Company or any of its subsidiaries or affiliates (including, without limitation, any list or record of persons or entities with which the Company or any of its subsidiaries or affiliates has any dealings), other than (1) material already in the public domain, (2) information of a type not considered confidential by persons engaged in the same business or a similar business to that conducted by the Company, or (3) material that Executive is required to disclose under the following circumstances: (A) in the performance by Executive of his duties and responsibilities hereunder, reasonably necessary or appropriate disclosure to another employee of the Company or to representatives or agents of the Company (such as independent public accountants and legal counsel); (B) at the express direction of any authorized governmental entity; (C) pursuant to a subpoena or other court process; (D) as otherwise required by law or the rules, regulations, or orders of any applicable regulatory body; or (E) as otherwise necessary, in the opinion of counsel for Executive, to be disclosed by Executive in connection with the prosecution of any legal action or proceeding initiated by Executive against the Company or any subsidiary or affiliate of the Company or the defense of any legal action or proceeding initiated against Executive in his capacity as an employee or director of the Company or any subsidiary or affiliate of the Company. Executive shall, at any time requested by the Company (either during or after his employment with the Company), promptly deliver to the Company all memoranda, notes, reports, lists, and other documents (and all copies thereof) relating to the business of the

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Company or any of its  subsidiaries  or affiliates  which he may then possess or have under his control.

         3.       COMPENSATION AND RELATED MATTERS.

                  (a) BASE SALARY. Executive shall receive a base salary paid by the Company ("Base Salary") at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) during each calendar year of the Term, payable in substantially equal monthly installments (or such other more frequent times as executives of the Company normally are paid). In addition, the Company's Board of Directors or Option and Compensation Committee of the Board of Directors shall, in good faith, consider granting increases in the Base Salary based on such factors as Executive's performance and the growth and/or profitability of the Company, but the Company shall have no obligation to grant such increases in compensation.

                  (b) BONUS PAYMENTS. Executive shall be entitled to receive, in addition to the Base Salary, such bonus payments, if any, as the Board of Directors or the Option and Compensation Committee of the Board of Directors may specify.

                  (c) EXPENSES. During the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors for its senior executive officers) in performing services hereunder, provided that Executive properly accounts therefor in accordance with Company policy.

                  (d) OTHER BENEFITS.  The Company shall not make any changes in any employee benefit plans or other arrangements in effect on the date hereof or subsequently in effect in which Executive currently or in the future participates (including, without limitation, each pension and retirement plan, supplemental pension and retirement plan, savings and profit sharing plan, stock or unit ownership plan, stock or unit purchase plan, stock or unit option plan, life insurance plan, medical insurance plan, disability plan, dental plan, health-and-accident plan, or any other similar plan or arrangement) that would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executives of the Company and does not result in a proportionately greater reduction in the rights of or benefits to Executive as compared with any other executive of the Company. Executive shall be entitled to participate in or receive benefits under any employee benefit plan or other arrangement made available by the Company now or in the future to its senior executive officers and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to Executive pursuant to paragraph (a) of this Section 3.

                  (e) VACATIONS. Executive shall be entitled to ten (10) paid vacation days for the period from the date of this Agreement through December 31, 1999. Executive shall be entitled to twenty (20) paid vacation days in each calendar year commencing on or after January 1, 2000, or such additional number as may be determined by the Board of Directors from time to time.

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For purposes of this Section 3(e), weekends shall not count as vacation days and
Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

                  (f) PERQUISITES. Executive shall be entitled to receive the perquisites and fringe benefits appertaining to senior executive officers of the Company in accordance with any practice established by the Board of Directors. In the event Executive's employment hereunder is terminated (whether by Executive or the Company) for any reason whatsoever (other than Executive's death), then the Company shall, at Executive's written request and to the extent permitted by the terms of such policies and applicable law, assign and convey to Executive any life insurance policies maintained by the Company on the life of Executive, who shall thereafter be solely responsible, at his election, to pay all premiums payable after such assignment and conveyance to maintain the coverage under such policies with respect to Executive. Executive shall not be required to pay any money or other consideration to the Company upon such assignment and conveyance, it being acknowledged and agreed by the parties hereto that Executive's execution and delivery hereof constitute adequate and satisfactory consideration for such assignment and conveyance.

                  (g) PRORATION. Excepting only payments pursuant to Section 3(b) for calendar year 1999 (which payments shall be based upon a full calendar year), any payments or benefits payable to Executive hereunder in respect of any calendar year during which Executive is employed by the Company for less than the entire year, unless otherwise provided in the applicable plan or arrangement, shall be prorated in accordance with the number of days in such calendar year during which he is so employed.

         4. EXECUTIVE'S OFFICE AND RELOCATION. Executive shall primarily perform his duties and responsibilities hereunder at the Company's offices located at 5080 Spectrum Drive, Addison, Texas (or at such other location within the Dallas, Texas, metropolitan area, to which the Company may in the future relocate such principal executive offices), except for reasonable required travel on the Company's business. If the Company requests Executive to report for the performance of his services hereunder on a regular or permanent basis at any location or office more than thirty-five (35) miles from the office location described in the first sentence of this Section 4, and Executive agrees to such change, the Company shall pay Executive's reasonable relocation and moving expenses, including, but not limited to, the cost of moving his immediate family, expenses incurred while seeking new housing (including travel by Executive's spouse) and temporary living expenses incurred by Executive or his family for up to one hundred eighty (180) days.

         5. TERMINATION. Executive's employment hereunder may be terminated by the Company or Executive, as applicable, without any breach of this Agreement, only under the following circumstances.

                  (a) DEATH. Executive's employment hereunder shall terminate upon his death.

                  (b) DISABILITY. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been unable, with reasonable
accommodation,   to  perform  the

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essential functions of his duties and responsibilities  hereunder on a full time basis for one hundred eighty (180) consecutive  calendar days, and within thirty
(30) days after written notice of termination is given (which may occur before or after the end of such one hundred eighty (180) day period) Executive shall not have returned to the performance of his material managerial duties and responsibilities hereunder on a full time basis, the Company may terminate Executive's employment hereunder.

                  (c) CAUSE. Subject to the provisions of Section 7(d), the Company may terminate Executive's employment hereunder for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon:

                           (1)  Executive's  willful or  intentional  failure to
perform or gross negligence in the performance of Executive's material duties and responsibilities hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason (as hereinafter defined) by Executive);

                           (2) The  commission  by  Executive of  dishonesty  or
fraud of a material nature in connection with the performance of his duties hereunder, or willful or intentional misconduct of a material nature in connection with the performance of his duties hereunder;

                           (3) The conviction of Executive, or the entering of a
plea of nolo contendere by Executive, with respect to a felony;

                           (4) Unprofessional or unethical conduct of a material
nature by Executive in connection with the performance of his duties hereunder as determined in a final adjudication of any board, institution, organization or governmental agency having any privilege or right to pass upon the conduct of Executive;

                           (5)  Intentional,   willful,   or  grossly  negligent
conduct by Executive which is materially detrimental to the reputation, character, business, or standing of the Company, including, without limitation, the use by Executive of a controlled substance; or

                           (6)  The  continued  breach  by  Executive  of any of
Executive's material obligations under this Agreement.

                  (d)  TERMINATION  BY EXECUTIVE.  Subject to the  provisions of
Section 7(c), and at his option, Executive may terminate his employment hereunder (1) for Good Reason and/or for Additional Reason, or (2) if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life.

                  For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events shall be deemed to have occurred for "Good Reason":

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                           (A) a  material  change  in the  nature  or  scope of
Executive's authorities, status, powers, functions, duties, responsibilities, or reporting relationships that is determined by Executive in good faith to be adverse to those existing before such change;

                           (B) any removal by the Company of Executive  from, or
any failure to reelect Executive to, the positions indicated in Section 1 hereof except in connection with termination of Executive's employment for Cause or disability;

                           (C) a  reduction  in  Executive's  Base Salary or any
other failure by the Company to comply with Section 3 hereof that is not consented to or approved by Executive;

                           (D) the relocation of Executive's  office at which he
is to perform his duties and responsibilities hereunder to a location outside of the Dallas, Texas, metropolitan area, or a materially adverse alteration in the office space within which Executive is to perform his duties and responsibilities hereunder or in the secretarial and administrative support provided to Executive; or

                           (E) a failure  by the  Company or any  subsidiary  or
affiliate of the Company to comply with any other material term or provision hereof or of any other written agreement between Executive and the Company or any such subsidiary or affiliate.

                  For purposes of this Agreement, the termination of Executive's employment hereunder by Executive because of the occurrence of any one or more of the following events within one (1) year following the consummation of the Merger (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of March 24, 1999, between Yankee Acquisition Corp., a Delaware corporation, and the Company), shall be deemed to have occurred for "Additional Reason":

                           (A) the  removal of  Executive  from the  position of
General Counsel and Secretary, or a material change in the nature or scope of any of Executive's authorities, status, powers, functions, duties, or responsibilities that is generally an essential function of such position and which is determined by Executive in good faith to be adverse to those existing before such change;

                           (B) a  reduction  in  Executive's  Base Salary or any
other failure by the Company to comply with Section 3 hereof that is not consented to or approved by Executive;

                           (C) the relocation of Executive's  office at which he
is to perform his duties and responsibilities hereunder to a location outside of the Dallas, Texas, metropolitan area, or a materially adverse alteration in the office space within which Executive is to perform his duties and responsibilities hereunder or in the secretarial and administrative support provided to Executive; or


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                           (D) a failure  by the  Company or any  subsidiary  or
affiliate of the Company to comply with any other material term or provision hereof or of any other written agreement between Executive and the Company or any such subsidiary or affiliate.

         6. COMPENSATION UPON TERMINATION OR FAILURE TO RENEW. Executive shall be entitled to the following compensation from the Company upon the termination of his employment or upon the Company's delivery of notice pursuant to Section 1 that the Term of this Agreement shall not following any anniversary of the date hereof be automatically extended for an additional year.

                  (a) DEATH. If Executive's employment shall be terminated by reason of his death, the Company shall pay to such person as shall have been designated in a notice filed with the Company prior to Executive's death, or, if no such person shall be designated, to his estate as a death benefit, his Base Salary to the date of his death in addition to any payments Executive's spouse, beneficiaries, or estate may be entitled to receive pursuant to any pension or employee benefit plan or other arrangement or life insurance policy maintained by the Company. In addition, (x) the Company shall make payments of premiums to continue the medical and dental insurance coverage of Executive's spouse and children under age twenty-five (25) as in effect at and as of the date of Executive's death (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the date of Executive's death, in each case to the extent such coverage is available, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to Executive's then existing second-to-die, split-dollar insurance policy(ies) obtained through the Company and/or OccuSystems, Inc.

                  (b) DISABILITY. During any period that Executive fails to perform his material managerial duties and responsibilities hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his Base Salary and any bonus payments until Executive's employment is terminated pursuant to Section 5(b) hereof or until Executive terminates his employment pursuant to Section 5(d)(2) hereof, whichever first occurs. After such termination, the Company shall pay to Executive, on or before the fifth day following the Date of Termination (as hereinafter defined) his Base Salary to the Date of Termination. In addition, (x) the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to Executive's then existing second-to-die, split-dollar insurance policy(ies) obtained through the Company and/or OccuSystems, Inc.

                  (c) CAUSE. If Executive's employment shall be terminated for Cause, the Company shall pay Executive his Base Salary through the Date of Termination at the rate in

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effect at the time Notice of  Termination  is given.  Such payments  shall fully discharge the Company's obligations hereunder.

                  (d) BREACH BY THE COMPANY, FOR GOOD REASON, OR UPON FAILURE TO RENEW. If (1) in breach of this Agreement, the Company shall terminate Executive's employment (it being understood that a purported termination of Executive's employment by the Company pursuant to any provision of this Agreement that is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or (2) Executive shall terminate his employment for Good Reason, or (3) the Company shall give Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, then the Company shall pay
Executive:

                           (A) his Base Salary  through the Date of  Termination
at the rate in effect at the time Notice of Termination is given;

                           (B)  in  lieu  of  any  further  salary  payments  to
Executive for periods subsequent to
the Date of Termination, the Company shall pay as severance pay to Executive on or before the fifth day following the Date of Termination and on the fifth day of each of the eleven (11) months thereafter (amounting to a total of twelve
(12) months), an amount in cash equal one-twelfth (1/12) of Executive's annual Base Salary at the rate in effect at the time the Notice of Termination is given; and

                           (C) all  benefits  payable  under  the  terms  of any
employee benefit plan or other arrangement as of the Date of Termination.

                  In addition, (x) the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year after the Date of Termination, in each case to the extent such coverage is available, and (y) the Company shall make a lump sum cash payment to the appropriate insurance company(ies) in an amount sufficient to fully fund future premium payments pursuant to Executive's then existing second-to-die, split-dollar insurance policy(ies) obtained through the Company and/or OccuSystems, Inc.

                  (e) MITIGATION. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking other employment or otherwise; PROVIDED, HOWEVER, that, anything herein to the contrary notwithstanding, in the event of the termination of Executive's employment prior to a Change in Control (as defined in the Concentra Managed Care, Inc., 1997 Long-Term Incentive Plan) which occurs after the consummation of the Merger (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of March 24, 1999, by and between Yankee Acquisition
Corp., a Delaware corporation, and the Company) (but not if Executive's employment terminates after such a Change in Control), the amount of any payment pursuant to Section 6(d)(B) and/or pursuant to the first paragraph of


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Section  6(f) shall be reduced by any  compensation  earned by  Executive as the result of  employment  by another  employer  (whether  as a  director,  officer,
employee,  manager,  owner,  consultant,   independent  contractor,  advisor  or
otherwise) after the Date of Termination until the end of the twelve month period of clause (B) of Section 6(d) above.

                  (f) ADDITIONAL REASON. If Executive shall terminate his employment for Additional Reason, as well as for Good Reason, then, in addition to and not in lieu of any other amounts payable by the Company to Executive whether pursuant to Section 6(d) or otherwise (it being the intention of the parties that, upon the occurrence of an event or events described in the definition or "Good Reason" and "Additional Reason" in Section 5(d), Executive may terminate this Agreement for Good Reason AND for Additional Reason), then the Company shall pay Executive as additional severance pay, on or before the fifth day following the Date of Termination, a lump sum in cash equal to Executive's full annual Base Salary at the rate in effect at the time the Notice of Termination is given (for a total of two (2) times Executive's full annual Base Salary when combined with amounts payable pursuant to Section 6(d)(B)).

                  In addition, the Company shall make payments of premiums as necessary to cause Executive and Executive's spouse and children under age twenty-five (25) to continue to be covered by the medical and dental insurance as in effect at and as of the Date of Termination (or to provide as similar coverage as possible for the same premiums if the continuation of existing coverage is not permitted) for one (1) year in addition to the one (1) year provided for under Section 6(d) (for a total of two (2) years) after the Date of Termination, in each case to the extent such coverage is available.

         7.       OTHER PROVISIONS RELATING TO TERMINATION.

                  (a) NOTICE OF TERMINATION. Any termination of Executive's employment by the Company or by Executive (other than termination because of the death of Executive) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

                  (b) DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean: (1) if Executive's employment is terminated by his death, the date of his death; (2) if Executive's employment is terminated because of a disability pursuant to Section 5(b), then thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period); (3) if Executive's employment is terminated by the Company for Cause or by Executive for Good Reason and/or for Additional Reason, then, subject to Sections 7(c) and 7(d), the date specified in the Notice of Termination; (4) if the Company gives Executive notice pursuant to Section 1 prior to any anniversary of the date hereof that the Term of this Agreement shall not be automatically extended for an additional year on any such anniversary date, the date upon which the Term expires; and (5) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

                  (c) GOOD REASON AND/OR ADDITIONAL REASON. Upon the occurrence of an event described in clauses (A) through (E) of the definition of "Good Reason" in Section 5(d), and/or upon the occurrence of an event described in clauses (A) through (D) of the definition of "Additional Reason" in Section 5(d), Executive may terminate his employment hereunder for Good Reason and/or Additional Reason, as applicable, within one hundred eighty (180) days thereafter by giving a Notice of Termination to the Company to that effect. If the effect of the occurrence of the event giving rise to Good Reason and/or Additional Reason under Section 5(d) may be cured, the Company shall have the opportunity to cure any such effect for a period of thirty (30) days following receipt of Executive's Notice of Termination. If the Company fails to cure any such effect, the termination for Good Reason and/or Additional Reason shall become effective on the date specified in Executive's Notice of Termination. If Executive does not give such Notice of Termination to the Company, then this Agreement will remain in effect; PROVIDED, HOWEVER, that the failure of Executive to terminate this Agreement for Good Reason and/or Additional Reason shall not be deemed a waiver of Executive's right to terminate his employment for Good Reason and/or Additional Reason upon the occurrence of a subsequent event described in Section 5(d) in accordance with the terms of this Agreement.

                  (d) CAUSE. In the case of any termination of Executive for Cause, the Company will give Executive a Notice of Termination describing in reasonable detail, the facts or circumstances giving rise to Executive's termination (and, if applicable, the action required to cure same) and will permit Executive thirty (30) days to cure such failure to comply or perform. Cause for Executive's termination will not be deemed to exist until the expiration of the foregoing cure period, so long as Executive continues to use his best efforts during the cure period to cure such failure. If within thirty
(30) days following Executive's receipt of a Notice of Termination for Cause, Executive has not cured the facts or circumstances giving rise to Executive's termination for Cause, then Executive's termination for Cause shall be effective as of the date specified in the Notice of Termination.

                  (e) INTEREST. Until paid, all past due amounts required to be paid by the Company under any provision of this Agreement shall bear interest at the highest non-usurious rate permitted by applicable federal, state, or local law.

         8.       SUCCESSORS; BINDING AGREEMENT.

                  (a) SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company, Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

                  (b)  ASSUMPTION.   The  Company  will  require  any  successor
(whether direct or indirect, by purchase of securities, merger, consolidation, sale of assets, or otherwise) to all or substantially all of the business or assets of the Company, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume this Agreement and to agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Good Reason (and, if such succession occurs on or before August 17, 2000, in the same amount and on the same terms as he would be entitled to hereunder if he terminated his employment for Additional Reason), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (c) CERTAIN PAYMENTS. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee or, if there be no such designee, to Executive's estate.

         9. NOTICE. For purposes of this Agreement, all notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered personally, (b) sent by facsimile or similar electronic device and confirmed, (c) delivered by overnight express, or (d) if sent by any other means, upon receipt. Notices and all other communications provided for in this Agreement shall be addressed as follows:

                  If to Executive:

                                            Richard A. Parr II
                                            5224 Beckington Lane
                                            Dallas, Texas  75287

                  If to the Company:

                                            Concentra Managed Care, Inc.
                                            312 Union Wharf
                                            Boston, Massachusetts 02109
                                            Fax No.: (617) 367-8519
                                            Attention:  Chief Executive Officer

                  With a copy to:

                                            Concentra Managed Care, Inc.
                                            5080 Spectrum Drive
                                            Suite 400, West Tower
                                            Addison, Texas  75001
                                            Fax No.:  (972) 387-1938
                                            Attention:  General Counsel
or to such other address as either party may have furnished to the other in writing in accordance herewith.

         10. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in a written instrument signed by Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware, excluding any choice-of-law provisions thereof.

         11. ATTORNEY FEES. All legal fees and costs incurred by Executive in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be reimbursed by the Company to Executive as bills for such services are presented by Executive to the Company, unless such dispute or controversy is found to have been brought not in good faith or without merit by a court of competent jurisdiction.

         12. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         13.   COUNTERPARTS.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

         14. ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement shall be of no force or effect unless and until the consummation of the Merger (as defined in that certain Amended and Restated Agreement and Plan of Merger, dated as of March 24, 1999, by and between Yankee Acquisition Corp., a Delaware corporation, and the Company, as such agreement may be amended from time to time); upon such consummation, this Agreement shall be in full force and effect. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes in all respects any and all prior employment agreements and/or severance protection letters, agreements, or arrangements between Executive, on the one hand, and the Company or any other predecessor in interest thereto or any of their respective subsidiaries, on the other hand, which prior employment agreements and/or severance protection letters, agreements, and arrangements, if any, are hereby cancelled and of no further force or effect.

         15. RIGHT AND OPTION OF COMPANY TO REPURCHASE SHARES UPON TERMINATION OF EMPLOYMENT.

                  (a) In the event that, prior to an initial public offering of the Company's equity securities, Executive's employment with the Company is terminated for any reason, the Company shall thereupon have the right and option, but not the obligation, to purchase from Executive all or any part of the shares of common stock, par value $.01 per share, of the Company (the "Shares") held by Executive as of the date Executive's employment so ceases at a purchase price equal to the greater of (1) Sixteen and 50/100 Dollars ($16.50) per Share, and (2) the fair market value (as hereinafter defined) of such Shares as of the date Executive's employment so ceases.

                  (b) The Company may exercise the right and option  provided in
Section 15(a) above by giving Executive a written notice of such election to purchase at any time within ninety (90) days after the date Executive's employment so ceases. The closing for the purchase by the Company of any such Shares pursuant to the provisions of said Section 15(a) shall take place at the offices of the Company on the date specified in such written notice, which date shall be a business day not later than sixty (60) days after the date such notice is given. At such closing, Executive will deliver or cause to be delivered such Shares, duly endorsed for transfer, against payment of the applicable purchase price therefor. Such purchase price shall be payable to Executive in cash or other immediately available funds. To the extent the Company chooses not to exercise such right and option under said Section 15(a) to purchase any Shares, such Shares shall thereupon cease to be subject to the provisions of this Section 15.

                  (c) For the purposes of this Agreement, "fair market value" of a Share as of any date shall mean the value of such stock as determined in good faith by the Board of Directors of the Company on a basis consistent with the manner of determining the fair market value of the Company's common stock for purposes of offering the Company's common stock to equity investors.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                            COMPANY:

                                            CONCENTRA MANAGED CARE, INC.


                                            By: /s/ Daniel J. Thomas
                                               -----------------------------
                                            Name: Daniel J. Thomas
                                            Title: President


                                            EXECUTIVE:


                                            /S/ Richard A. Parr II
                                                --------------------------------
                                                Richard A. Parr II

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